                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): March 20, 1998 (January 8,
                                     1998)

                       AMERICAN TOWER SYSTEMS CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                 333-46025         65-0598206
-------------------------------   -----------    ------------------
(State or Other Jurisdiction      (Commission    (IRS Employer
   of Incorporation)              File Number)   Identification No.)


                             116 Huntington Avenue
                          Boston, Massachusetts 02116
             -----------------------------------------------------
             (Address of Principal Executive Offices     Zip Code)



                                (617) 375-7500
             -----------------------------------------------------
             (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

   On January 8, 1998, the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), by and among American Tower Systems (Delaware), Inc. (formerly known as American Tower Systems, Inc. ("ATSI")), a subsidiary of American Tower Systems Corporation ("ATS" or the "Company"), OPM-USA-INC. ("OPM"), a Florida corporation, and the Stockholders of OPM, dated as of September 30, 1997, were consummated (the "OPM Transaction"). Pursuant thereto, ATSI acquired all of the outstanding stock of OPM. Pursuant to the terms of the Stock Purchase Agreement, ATSI paid OPM approximately $21.3 million at closing representing the initial installment in the aggregate purchase price, which could approximate $105.0 million. This initial advance of the purchase price was financed with borrowings under the ATSI credit facility.

   As of December 31, 1997, OPM owned, leased and operated approximately 90 communications tower sites in the southeastern United States (primarily Florida) and was also engaged in the business of managing communication sites for third parties. OPM is in the process of developing an additional 160 towers which are expected to be constructed during the next 12 to 18 months. Pursuant to the terms of the agreement, ATS will finance up to $37.0 million of such construction financing, of which approximately $5.7 million was advanced as of December 31, 1997. Additional installments of the purchase price are contingent upon the number of constructed towers and projected cash flow for these towers and will be made quarterly through August 31, 1999.

   The OPM Transaction was previously described in the Company's Registration Statements on Form S-4, as declared effective on February 17, 1998 (File No. 333-46025 and File No. 333-46001) (the "Registration Statements"). For more information, see the Stock Purchase Agreement, which is incorporated by reference as Exhibit 10.24 to the Company's Registration Statements.

     The financial information filed herewith is being provided pursuant to Rule 3-05(4)(i)(ii) of Regulation S-X. Pursuant to Rule 15d-2 of the Securites Exchange Act of 1934, the Company meets the modified requirements of the special report on Form 10-K and thus the Company's historical financial statements for the year ended December 31, 1997 are not required until ninety (90) days from the February 17, 1998 effective date of the Registration Statements. Accordingly, this Current Report includes the required financial statements of OPM and a pro forma condensed consolidated statement of operations for the year ended December 31, 1996. Upon filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company will file an amendment to this Current Report to include the pro forma financial information for the year ended December 31, 1997.

     (a) Financial Statements

     The following financial statements are filed with this report:

     OPM-USA-INC.

Independent Auditors' Report.......................  Page F-1

Balance Sheets
December 31, 1997 and 1996.........................  Page F-2

Statements of Operations
Years ended December 31, 1997 and 1996.............  Page F-3

Statements of Stockholders' Equity (Deficiency)
Years ended December 31, 1997 and 1996.............. Page F-4

Statements of Cash Flows
Years ended December 31, 1997 and 1996.............. Page F-5

Notes to the Financial Statements................... Page F-6

     (b) Unaudited Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated financial statements are filed with this report:


Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 1996................................. Page P-1

Notes to the Pro Forma Condensed Consolidated Statement
of Operations................................................ Page P-2

The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 assumes that the OPM Transaction occurred on January 1, 1996, and is based on the operations of the Company for the year ended December 31, 1996. The unaudited pro forma condensed consolidated financial statement of operations has been prepared by the Company based on certain assumptions and is presented herein for illustrative purposes only and is not necessarily indicative of the future results of operations of the Company, or results of operations of the Company that would have occurred had the transaction occurred on the date specified or for the period presented, nor are they indicative of the Company's future results of operations. The unaudited condensed pro forma financial statement should be read in conjunction with the Company's historical consolidated financial statements and notes thereto.

     (c) Exhibits

    Exhibit  2.1   -  Stock Purchase Agreement, dated as of September 30, 1997, by and among ATSI, OPM-USA-INC. and the Stockholders of OPM-USA-INC.*

    Exhibit 23     -  Independent Auditors' Consent - Deloitte & Touche LLP


               *      Filed as Exhibit 10.24 to the Company's Registration
                      Statements.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
OPM-USA-INC.
Sarasota, Florida

  We have audited the accompanying balance sheets of OPM-USA-INC. (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Boston, Massachusetts

March 2, 1998

                                  OPM-USA-INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  ----------
ASSETS
CURRENT ASSETS:
  Cash................................................ $   790,267  $   28,673
  Accounts receivable.................................     349,628         --
  Prepaid expenses and other current assets...........     268,236      60,830
                                                       -----------  ----------
    Total current assets..............................   1,408,131      89,503
PROPERTY AND EQUIPMENT, Net...........................  15,333,257   2,694,349
OTHER ASSETS..........................................      93,776      91,049
                                                       -----------  ----------
TOTAL................................................. $16,835,164  $2,874,901
                                                       ===========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
  Accounts payable.................................... $ 2,104,929  $  708,003
  Accrued compensation................................     177,210         --
  Accrued expenses....................................     189,233       2,384
  Deferred revenue....................................     804,705      18,932
  Current maturities of long-term debt................       1,744       1,587
                                                       -----------  ----------
    Total current liabilities.........................   3,277,821     730,906
                                                       -----------  ----------
LONG-TERM DEBT........................................  16,333,310   1,600,853
                                                       -----------  ----------
COMMITMENTS AND CONTINGENCIES.........................         --          --
                                                       -----------  ----------
STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common stock: $1.00 par value; 100 shares
   authorized; 100 shares issued and outstanding
   (including treasury shares)........................         100         100
  Additional paid-in capital..........................     999,956     999,956
  Accumulated deficit.................................  (2,276,023)   (456,914)
  Treasury stock, at cost, 10 shares at December 31,
   1997...............................................  (1,500,000)        --
                                                       -----------  ----------
    Total stockholders' equity (deficiency)...........  (2,775,967)    543,142
                                                       -----------  ----------
TOTAL................................................. $16,835,164  $2,874,901
                                                       ===========  ==========

                       See notes to financial statements.

                                  OPM-USA-INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           1997        1996
                                                        -----------  ---------
REVENUES--Tower revenue................................ $   863,258  $  60,402
EXPENSES:
  Operating expenses, excluding depreciation and amor-
   tization............................................   1,145,699    280,868
  Depreciation and amortization........................     428,499     43,230
  General and administrative expenses..................     488,496    138,967
                                                        -----------  ---------
OPERATING LOSS.........................................  (1,199,436)  (402,663)
                                                        -----------  ---------
OTHER INCOME (EXPENSE):
  Interest expense.....................................    (635,956)   (17,625)
  Other income.........................................      16,283      7,621
                                                        -----------  ---------
    Total other expense................................    (619,673)   (10,004)
                                                        -----------  ---------
NET LOSS............................................... $(1,819,109) $(412,667)
                                                        ===========  =========

                       See notes to financial statements.

                                  OPM-USA-INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                ADDITIONAL
                         COMMON  PAID-IN   ACCUMULATED   TREASURY
                         STOCK   CAPITAL     DEFICIT       STOCK        TOTAL
                         ------ ---------- -----------  -----------  -----------
BALANCE, JANUARY 1,
 1996...................  $100   $  3,281  $   (44,247) $       --   $   (40,866)
  Net loss..............   --         --      (412,667)         --      (412,667)
  Contributed capital...   --     996,675          --           --       996,675
                          ----   --------  -----------  -----------  -----------
BALANCE, DECEMBER 31,
 1996...................   100    999,956     (456,914)         --       543,142
  Net loss..............   --         --    (1,819,109)         --    (1,819,109)
  Acquisition of trea-
   sury stock...........   --         --           --    (1,500,000)  (1,500,000)
                          ----   --------  -----------  -----------  -----------
BALANCE, DECEMBER 31,
 1997...................  $100   $999,956  $(2,276,023) $(1,500,000) $(2,775,967)
                          ====   ========  ===========  ===========  ===========

                       See notes to financial statements.

                                  OPM-USA-INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997         1996
                                                     ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss........................................... $ (1,819,109) $  (412,667)
 Adjustments to reconcile net loss to net cash pro-
  vided by operating activities:
  Depreciation and amortization.....................      428,499       43,230
  Interest expense added to loan principal..........        2,400          900
  Changes in operating assets and liabilities:
    Prepaid expenses and other current assets.......     (207,406)     (60,830)
    Accounts receivable.............................     (349,628)         --
    Loan origination costs..........................      (35,000)     (88,167)
    Accounts payable and accrued expenses...........    1,760,985      655,049
    Deferred revenue................................      785,773       18,932
                                                     ------------  -----------
  Net cash provided by operating activities.........      566,514      156,447
                                                     ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES--
 Purchase of property and equipment.................  (13,034,977)  (2,736,879)
                                                     ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital contributions..............................          --       996,675
 Purchase of treasury stock.........................   (1,500,000)         --
 Proceeds from long-term debt.......................   14,731,638    1,602,556
 Repayment of long-term debt........................       (1,581)        (126)
                                                     ------------  -----------
 Net cash provided by financing activities..........   13,230,057    2,599,105
                                                     ------------  -----------
INCREASE IN CASH....................................      761,594       18,673
CASH, BEGINNING OF YEAR.............................       28,673       10,000
                                                     ------------  -----------
CASH, END OF YEAR................................... $    790,267  $    28,673
                                                     ============  ===========

                       See notes to financial statements.

                                 OPM-USA-INC.

                         NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  General--OPM-USA-INC. (the "Company") develops and manages telecommunication antenna site facilities in the Southeastern United States.

  Sale of Company--In September 1997, the Company's stockholders entered into an agreement to sell their common stock to American Tower Systems, Inc. ("ATSI") for a maximum purchase price of $105,000,000. The purchase price is contingent upon the actual number of towers to be built on sites identified by OPM and the cash flows generated from those towers. Approximately $21,300,000 was paid at closing. The sale closed on January 8, 1998. ATSI also agreed to provide financing on identified sites which are in various stages of receiving site permits to enable an additional 190 towers to be constructed. The aggregate amount of this financing is limited to $37,000,000, of which $5,784,156 was outstanding at December 31, 1997.

  Concentration of Credit Risk--The Company performs ongoing credit evaluation of its customers' financial condition. As of December 31, 1997, there are three customers which individually comprise approximately 47%, 17% and 16% of the Company's total revenue.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment--Property and equipment is stated at cost, less accumulated depreciation. Repairs and maintenance are charged to expense in the year incurred. Depreciation for financial statement purposes is computed using the straight-line method over the estimated useful lives of the assets. Telecommunication towers and antenna site equipment are depreciated over a period of 15 years, and office furniture, equipment, and automobiles are depreciated over the useful lives of the assets ranging from 5 to 7 years.

  Construction in Progress--The Company's tower construction expenditures are recorded as construction in progress until the assets are placed in service. The Company capitalizes subcontractor employee labor and overhead costs incurred in connection with the construction of towers. As assets are placed in service, they are transferred to the appropriate property and equipment category and depreciation commences.

  Other Assets--Other assets consist principally of deferred financing costs which are being amortized over a three-year period. Accumulated amortization aggregated $35,500 and $3,200 at December 31, 1997 and 1996, respectively.

  Long-Lived Assets--The Company records impairment losses on long-lived assets if events and circumstances indicate that the assets might be impaired. Recoverability of long-lived assets is determined by periodically comparing the forecasted, undiscounted net cash flows of the operations to which the assets relate to the carrying amount. Through December 31, 1997, no impairments requiring adjustments have occurred.

  Revenue Recognition and Deferred Revenue--Tower revenues are recognized as earned. Deferred revenue is recorded when tower rents are paid in advance of performance.

  Income Taxes--The Company is an S corporation for federal and state income tax purposes. The stockholders report any income or loss of the Company directly on their personal tax returns.

                                 OPM-USA-INC.

                    YEARS ENDED DECEMBER 31, 1997 AND 1996


2. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31:

                                                         1997         1996
                                                      -----------  ----------
   Land.............................................. $   575,102  $  110,000
   Telecommunication towers and antenna site equip-
    ment.............................................  11,525,984   1,559,302
   Office furniture, equipment and automobiles.......     326,439     109,893
   Construction in progress..........................   3,342,056     955,243
                                                      -----------  ----------
     Total...........................................  15,769,581   2,734,438
   Less accumulated depreciation.....................    (436,324)    (40,089)
                                                      -----------  ----------
   Property and equipment, net....................... $15,333,257  $2,694,349
                                                      ===========  ==========

3. COMMITMENTS AND CONTINGENCIES

  Lease Obligations--The Company leases office and antenna site facilities under various operating lease agreements expiring through the year 2016. The Company is committed to minimum rental payments under leases (exclusive of real estate taxes, maintenance and other related charges) at December 31, 1997, as follows:

   YEARS ENDING DECEMBER 31:
   -------------------------
   1998.......................................................... $   715,623
   1999..........................................................     737,092
   2000..........................................................     759,205
   2001..........................................................     781,981
   2002..........................................................     805,440
   Thereafter....................................................  14,176,317
                                                                  -----------
   Total......................................................... $17,975,658
                                                                  ===========

  Rent expense charged to operations for the years ended December 31, 1997 and 1996 amounted to $277,600 and $43,500, respectively.

  Contract Obligations--The Company has contract obligations for the erection of tower sites of $4,531,000 at December 31, 1997.

  Litigation--The Company periodically becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of management, there are no matters currently pending which would, in the event of adverse outcome, have a material impact on the Company's financial position, the results of operations or liquidity.

4. CUSTOMER LEASES

  The Company leases space on its tower properties to customers for set periods of time. Long-term leases typically contain provisions for renewals and specified rent increases over the lease terms. The Company has minimum lease commitments from its customers under these leases at December 31, 1997, as follows:

                                  OPM-USA-INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

   YEARS ENDING DECEMBER 31:
   -------------------------
   1998.......................................................... $ 1,375,980
   1999..........................................................   1,384,847
   2000..........................................................   1,394,065
   2001..........................................................   1,403,636
   2002..........................................................   1,582,977
   Thereafter....................................................  10,171,488
                                                                  -----------
                                                                  $17,312,993
                                                                  ===========

5. RELATED-PARTY TRANSACTIONS

  The Corporation has engaged with Atlantic Tower Construction, Inc. ("ATC"), a corporation 100% owned by the Company's existing stockholder, to construct certain telecommunication antenna site facilities. Payments to ATC aggregated $922,700 and $617,000 for the years ended December 31, 1997 and 1996, respectively.

  In January 1998, the Company's stockholder paid bonuses aggregating $600,000 to certain employees of the Company in connection with the sale of the Company. Such amounts will be expensed by the Company in 1998.

6. LONG-TERM DEBT

                                                         1997         1996
                                                      -----------  ----------
   Unsecured loan payable to stockholder, Owen P.
    Mills, in the original amount of $937,786, with
    no repayment terms, including interest at the
    rate of 8% per annum............................. $ 1,144,249  $  972,110
   Secured loan payable to Suntrust Bank in the
    original amount of $575,000. Suntrust Bank has
    made available a nonrevolving credit facility in
    an amount not to exceed $10,000,000 for sites and
    fully constructed antenna towers located thereon.
    The loan matures in three years, at which time
    the principal balance and accrued interest are
    payable in full. The rate of interest accrues on
    the outstanding principal balance of the loan
    based on a floating rate equal to 3% above the
    LIBOR rates......................................   9,350,500     575,000
   Secured loan payable to ATSI for financing con-
    struction of antenna towers and sites, including
    interest at a rate of 11.5% per annum............   5,784,156         --
   Unsecured mortgage loan payable to
    Goodwin/Woodhouse in the original amount of
    $25,000; interest payable at the rate of 9.5% per
    annum, due November 30, 2006.....................      23,293      24,874
   Secured loan payable to Huntington Bank in the
    original amount of $30,000, interest accrued at
    the rate of 8% per annum, principal and interest
    due March 31, 2013...............................      32,856      30,456
                                                      -----------  ----------
   Total.............................................  16,335,054   1,602,440
   Less current maturities...........................      (1,744)     (1,587)
                                                      -----------  ----------
   Long-term debt--net............................... $16,333,310  $1,600,853
                                                      ===========  ==========

  In connection with the sale of the Company, the loans to the stockholder, Suntrust Bank and ATS were paid in full (see Note 1).

                                  * * * * * *

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                       AMERICAN TOWER SYSTEMS CORPORATION

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        PRO FORMA                PRO
                                                                     HISTORICAL       ADJUSTMENTS (a)           FORMA
                                                                     ----------       --------------          --------
Net revenues......................................................     $ 2,897              $    60            $  2,957
Operating expenses:
  Operating expenses..............................................       1,362                  281               1,643
  Depreciation and amortization...................................         990                1,431               2,421
  Corporate general and administrative expenses...................         830                      (b)             830
                                                                       -------              -------             -------
Operating loss....................................................        (285)              (1,652)             (1,937)


Other (income) expense:
  Interest expense net............................................                            1,763               1,763
  Other income ...................................................         (36)                                     (36)
  Minority interest in net earnings of subsidiary.................         185                                      185
                                                                       -------              -------             -------
      Total other (income) expense................................         149                1,763               1,912
                                                                       -------              -------             -------
Loss before income taxes..........................................        (434)              (3,415)             (3,849)
Provision (benefit) for income taxes..............................          46               (1,366) (c)         (1,320)
                                                                       -------              -------             -------
Net loss..........................................................     $  (480)             $(2,049)            $(2,529)
                                                                       =======              =======             =======
Basic pro forma loss per common share.............................       (0.01)                                   (0.07)
                                                                       =======                                  =======
Basic pro forma common shares outstanding.........................      36,042                                   36,042
                                                                       =======                                  =======


SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
     OPERATIONS

     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 gives effect to the OPM Transaction, as if it had occurred on December 31, 1996.

  (a) To record the results of operations for the OPM Transaction based on the initial purchase price of $21.3 million. The results of operations have been adjusted to (i) reverse historical interest expense of $17,625; (ii) record interest expense of $1.8 million for the year ended December 31, 1996, as a result of approximately $21.3 million of additional debt to be incurred in connection with the transaction. Assuming the maximum purchase price of $105.0 million, annual interest expense would increase by approximately $6.9 million. The effective interest-rate approximates 8.25%. Each 1/4% change in the interest rate applicable to the change in floating rate debt would increase or decrease, as appropriate, the net adjustment to interest expense by approximately $50,000.

       The results of operations have also been adjusted to reverse historical depreciation and amortization expense of $43,230 for the year ended December 31, 1996 and record depreciation and amortization expense of approximately $1.4 million for the year ended December 31, 1996. The pro forma depreciation and amortization expense is based on the initial purchase price amount and an estimated allocation of the purchase price. Depreciation expense for property, plant and equipment acquired has been determined based on the average useful life, ranging from 3 to 31.5 years. Costs of acquired intangible assets are amortized over 15 years. Assuming the full purchase price of $105.0 million, annual depreciation and amortization expense would increase by approximately $5.6 million.

(b) Corporate general and administrative expenses of the prior owner have not been carried forward into the condensed financial statements as these costs represent duplicative facilities and compensation to owners and/or executives not retained by American Tower Systems (ATS). Because ATS maintains a separate corporate headquarters, which provides services similar to those represented by these costs, they are not expected to recur following acquisition.

(c) To record the tax effect of the pro forma adjustments at ATS' estimated incremental effective tax rate.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN TOWER SYSTEMS
                             CORPORATION
                             (Registrant)


Date: March 20, 1998
                             By: /s/ Justin D. Benincasa
                                ______________________________________________
                                Name: Justin D. Benincasa
                                Title: Vice President and Corporate Controller